  As filed with the Securities and Exchange Commission on September 26, 1997

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                            -----------------------

                                    FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------

                           MICROTOUCH SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

               MASSACHUSETTS                              04-2802971
(State or other jurisdiction of incorporation)         (I.R.S. Employer
                                                      Identification No.)

                300 GRIFFIN PARK, METHUEN, MASSACHUSETTS 01844
                   (Address of Principal Executive Offices)

                            -----------------------

                          1992 EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                              D. WESTERVELT DAVIS
                     President and Chief Executive Officer
                           MicroTouch Systems, Inc.
                               300 Griffin Park
                         Methuen, Massachusetts 01844
                                (508) 659-9000
           (Name, address and telephone number of agent for service)

                                with copies to:

                          WILLIAM T. WHELAN, ESQUIRE
                              Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                (617) 573-0100
                            -----------------------

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
 Title of each class of securities to       Amount to be          Proposed            Proposed maximum         Amount of
          be registered                      registered       maximum offering       aggregate offering     registration fee
                                                             price per share(1)           price(1)
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value            375,000 shares(2)       $27.9375                 $10,476,562.50          $3,175.00
----------------------------------------------------------------------------------------------------------------------------------

 (1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on September 24, 1997 as reported by the Nasdaq National Market System.
 (2) This Registration Statement registers an additional 375,000 shares issuable under the Registrant's 1992 Equity Incentive Plan (the "Plan"). Seven Hundred Forty-Five Thousand, Two Hundred and Fifty (745,250) shares issuable under the Plan have previously been registered (Registration No. 33-80436).

              STATEMENT REGARDING INCORPORATION BY REFERENCE FROM
                       EFFECTIVE REGISTRATION STATEMENT.

     Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on June 20, 1994 (File No. 33-80436) relating to the registration of 745,250 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), as adjusted for stock splits, stock dividends and similar transactions, authorized for issuance under the Registrant's 1992 Equity Incentive Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 375,000 shares of the Registrant's Common Stock, as adjusted for stock splits, stock dividends and similar transactions, to be issued under the Plan.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

             (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

             (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

             (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-20215) filed on May 13, 1992, including any amendment or report filed for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. William T. Whelan, the Assistant Clerk of the Company, is a partner of Palmer & Dodge LLP.


ITEM 8.  EXHIBITS.

         See Exhibit Index on page 6.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 26th day of September, 1997.



                              MICROTOUCH SYSTEMS, INC.
                              (Registrant)



                              By:  /s/ D. Westervelt Davis
                                   -----------------------
                                   D. Westervelt Davis
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of MicroTouch Systems, Inc., hereby severally constitute and appoint D. Westervelt Davis, Geoffrey P. Clear and William T. Whelan, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated and on this 26th day of September, 1997:

Signature                           Capacity
---------                           --------



/s/ D. Westervelt Davis             President, Chief Executive Officer
------------------------            (Principal Executive Officer) and Director
D. Westervelt Davis



/s/ Geoffrey P. Clear               Chief Financial Officer
----------------------              (Principal Financial Officer and
Geoffrey P. Clear                   Accounting Officer)



/s/ James D. Logan                  Chairman of the Board and Director
-------------------
James D. Logan



/s/ Ronald D. Fisher                Director
---------------------
Ronald D. Fisher



/s/ Frank Manning                   Director
------------------
Frank Manning



/s/ Edward J. Stewart               Director
----------------------
Edward J. Stewart

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT
NUMBER         DESCRIPTION
------         -----------

4.1 Restated Articles of Organization of MicroTouch Systems, Inc., as amended. Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File No. 0-20215) and incorporated herein by reference.

4.2 Amended and Restated By-laws of MicroTouch Systems, Inc. Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-47874) and incorporated herein by reference.

4.3 Form of Common Stock Certificate. Filed as Exhibit 4.4 to the Registration Statement on Form S-1 (File No. 33-47874) and incorporated herein by reference.

5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

23.1           Consent of Arthur Andersen LLP, independent public accountants.

23.2 Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP filed as Exhibit 5).

24 Power of Attorney (set forth on the Signature Page to this Registration Statement).